UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.

(Name of Registrant as Specified In Its Charter)

Netflix, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Netflix, Inc.

Pursuant to Rule 14a-12 under the

Securities and Exchange Act of 1934, as amended

Subject Company: Warner Bros. Discovery, Inc.

Commission File No.: 001-34177

Date: February 17, 2026

The following are excerpts from a dedicated website established by Netflix, Inc. providing ongoing information and resources about its transaction with Warner Bros. Discovery, Inc., which is available at netflixwbtogether.com.

WBD Stockholders: Vote FOR the Netflix and Warner Bros. deal Vote Now Third-Party Commentary Resources WBD Stockholders Your vote is crucial. Vote FOR the Netflix and Warner Bros. deal Vote Now 17 February 2026 | Press Release WBD Files Definitive Proxy Statement and Schedules Special Meeting to Approve the WBD-Netflix Transaction Netflix: Made in America 17 February 2026 | Infographic Netflix: Made in America 9 February 2026 | News Fox Business Interview with Netflix Chief Global Affairs Officer Clete Willems

WBD Stockholders: Vote FOR the Netflix and Warner Bros. deal Vote Now Third-Party Commentary Resources Defining the next century of storytelling together. Netflix: Made in America 17 February 2026 | Press Release WBD Files Definitive Proxy Statement and Schedules Special Meeting to Approve the WBD-Netflix Transaction 17 February 2026 | Infographic Netflix: Made in America 9 February 2026 | News Fox Business Interview with Netflix Chief Global Affairs Officer Clete Willems

View All There’s only one deal. Superior value. Unmatched certainty. Clear path to close. Vote FOR Netflix + WB. Transaction details

$27.75 per share in cash1 $72B total equity value (approximation) $82.7B enterprise value (approximation) Netflix has the only signed, WBD Board-recommended agreement. Don’t leave your WBD investment to chance. Vote FOR Netflix + WB. There are no contingencies, no foreign sovereign wealth funds or Committee on Foreign Investment in the United States (CFIUS) review, and no stock collateral or personal loans. Additional value for WBD stockholders from continued ownership of Discovery Globall, including opportunities for future strategic transactions. Netflix-WB transaction is expected to close in 12-18 months (from December 4, 2025) and is subject to required regulatory approvals, approval of WBD stockholders and other customary closing conditions. Deal Summary Update 1. Subject to adjustment in accordance with the terms of the Merger Agreement, as more fully described in WBD’s definitive proxy statement filed on February 17, 2026

Creating a compelling, complementary offering 01 Offers more choice and greater value for consumers 02 Generates more opportunities for the creative community and strengthens the entertainment industry 03 Drives more value for shareholders

Making great even greater As fans of Warner Bros. and their beloved brands, we want to preserve - and expand on - what makes them special. We’re fully committed to releasing Warner Bros. films in theaters, with a 45-day window, so audiences everywhere can enjoy them on the big screen. We plan to make sure HBO continues to create the prestige television shows that fans know and love. And with our global reach across 190+ countries, we expect that these stories reach an even larger audience.

More entertainment at a better value By combining Warner Bros.’ incredible library of shows and movies - from timeless classics like Casablanca and Citizen Kane to modern favorites like Harry Potter and Friends and HBO shows like The Sopranos and Game of Thrones - with Netflix’s culture-defining titles like Stranger Things, KPop Demon Hunters and Squid Game, we’ll be able to give fans even more variety and value. More opportunity for the entertainment industry

Creating and protecting jobs Netflix and Warner Bros. have complementary businesses, which is why we plan to continue operating them independently-with the teams that currently run them. We’ll also keep growing our long-term investment in original films and series and expanding U.S. production capacity. We have committed $20 billion in content investment for 2026 alone. Over the last ten years, we’ve contributed over $225 billion to the U.S. economy and hired more than 150,000 cast and crew members, filming across all 50 states. With Warner Bros., we’ll be able to do even more.

PSKY’s rapid deleveraging plans pose tremendous risk to the completion of their proposed deal and the entertainment industry PSKY has promised to rapidly de-lever following its transaction which can only be achieved through unprecedented job cuts (on top of the previous PSKY layoffs). Post-merger, PSKY would be over-leveraged with approximately $84 billion of total proforma debt - the largest proposed leveraged buyout in history - and an estimated ~7x leverage ratio (Debt/2026 LTM EBITDA). The only way to achieve this would be through greater, even deeper job cuts that would irreparably harm the entertainment industry. Further, PSKY is already undershooting its financial projections. Based on their most recent published “Adjusted OIBDA” guidance for 2026, they have underperformed their initial Paramount acquisition business plan by 15%4, which could mean even more cost cuts. PSKY has promised its concerned investors that it “will be below, call it, at closing with accounting for synergies around 4x. And [will] de-lever quickly to below 3x and almost 2x over the convening 2 years to 2.5 years.”2 Translation: PSKY would need to realize ~$16 billion of cost savings in order to meet the midpoint of its leverage target range, far in excess of the $6+ billion synergy figure PSKY has publicly communicated.3 A business plan that is dependent upon $16 billion in cost savings should be an unmistakable red flag for regulators, policymakers, union leaders, and creatives. Additionally, this extraordinary execution risk and track record of operational underperformance could impact PSKY’s ability to fund and close a transaction.

2. Paramount Skydance Corporation M&A Call on 12/08/2025 3. Paramount Skydance12/08/2025 Press Release 4. Creating a Next Generation Leading Entertainment Company and PSKY Q3’25 Shareholder Letter Netflix + Warner Bros. will enhance competition

The entertainment industry is highly competitive and dynamic. Consumers have more ways to spend their time and creators have more choices to bring their visions to life (Netflix, NBC, ABC, Disney+, Hulu, Amazon Prime Video, CBS, Apple TV+, HBO Max, ESPN, Peacock, Paramount+, Google’s YouTube, etc.). Among those, You Tube is the largest by viewing time. It is rapidly redefining what “television” means for audiences, competing with Netflix (and others) for content, creators, ad dollars, and more. 21.4% Broadcast 20.2% Cable How Americans watch TV 47.5% Streaming 12.7% 9.0% NETFLIX 6.3% Other Streaming Monthly TV viewing by platform 4.7% 4.3% 3.9% 2.5% 2.0% 1.7% peacock 10.9% Other 1.4% Today, Netflix accounts for only 9% of the TV share in the U.S. With Warner Bros. that would increase to ~10%, well below the threshold triggering antitrust concerns. This is also below YouTube and Disney at 12.7% and 10.7%, respectively. A Paramount and Warner Bros. combination would account for 14% of market share, putting them at #1 in TV viewing share. Source: Nielsen, December 2025

TV viewing market share Standalone Netflix YouTube The Walt Disney Company NETFLIX Paramount NBCUniversal FOX 12.7% 10.7% 9.0% 8.6% 8.2% 7.0% WARNER BROS. DISCOVERY amazon The Roku Channel SCRIPPS WEIGEL Hallmark 5.4% 1% HBO/HBO Max 4.3% 3.0% 1.7% 1.3% 1.2% A+ E 0.9% AMC NETWORKS 0.7% Source: Nielsen, December 2025 Even in the streaming market alone, Netflix and Warner Bros. would represent only ~20% of viewing time, also well below the threshold of antitrust concern. There is Together, Netflix and Warner Bros. are well underway with a joint regulatory effort with meaningful and collaborative engagement in the U.S. and other no credible market in which Netflix could be found to have monopoly power. jurisdictions. We are highly confident that regulators will see this deal for what it is: pro-consumer, pro-innovation, pro-worker, pro-creator, pro-growth, and pro-competition. Enhancing Netflix shareholder value By offering members a wider selection of quality series and films, we’ll be able to attract and retain more members, drive more engagement, and generate incremental revenue and operating income. We expect to realize at least $2-3 billion of annual cost savings by the third year, and for the transaction to be accretive to GAAP earnings per share by year two.

© 2026 NETFLIX Important Information Privacy Policy Terms of Service Investor Relations Lowell Singer ir@netflix.com Communications Emily Feingold efeingold@netflix.com

Netflix: Made in America In the last 10 years, Netflix has: Contributed $225B+ to the U.S. economy Tripled direct hiring - we now have 10,000 full-time U.S. employees Supported 150,000+ U.S. cast and crew ... with $20B in content investment planned for 2026 alone N WB 1,700+ productions 1,200+ locations across the country over 10 years Netflix films in all 50 states Our top 10 filming locations include CA, GA, MA, NJ, NM, NY, OH, PA, SC & TX Netflix and Warner Bros. Will Strengthen America’s Entertainment Industry. Pro-consumer. Pro-jobs. Pro-innovation. A primarily vertical deal: Combines world-class content distribution with complementary assets.

The following are communications by Netflix, Inc., which were first made on February 17, 2026.

Ad. www.votewbdnetflix.com Say Yes to the Deal | There’s Only One Deal | Vote For Netflix + WB Superior value. Clear path to close. Vote for Netflix + WB. Don’t leave your WBD investment to chance. Ad. www.votewbdnetflix.com Say Yes to the Deal | There’s Only One Deal | Vote For Netflix + WB Superior value. Clear path to close. Vote for Netflix + WB. There is only one deal on the table. WBD STOCKHOLDERS WBD STOCKHOLDERS A clear path to close. Choose certainty. Don’t leave it to chance. Protect your investment. Vote for Netflix + WB. Vote for Netflix + WB. Vote WBD STOCKHOLDERS There’s only one deal. Certainty and superior value. Vote for Netflix + WB. Vote Vote

Netflix
Ad
Don't leave your WBD investment to chance. Say YES to Netflix + WB. Vote FOR the only deal with a clear path to closing.
WBD STOCKHOLDERS
A clear path to close.
Choose certainty.
Vote for Netflix + WB.
Vote
0:06 / 0:07
www.votewbdnetflix...
Vote FOR Netflix + WB
Learn more
Like
Comment
Share


Netflix
Ad
Don't leave your WBD investment to chance. Say YES to Netflix + WB. Vote FOR the only deal with a clear path to closing.
WBD STOCKHOLDERS
Don't leave it to chance.
Protect your investment.
Vote for Netflix + WB.
Vote
0:00 / 0:07
www.votewbdnetflix...
Vote FOR Netflix + WB
Learn more
Like
Comment
Share


Netflix
Ad
Don't leave your WBD investment to chance. Say YES to Netflix + WB. Vote FOR the only deal with a clear path to closing.
WBD STOCKHOLDERS
There's only one deal.
Certainty and superior value.
Vote for Netflix + WB.
Vote
0:06 / 0:07
www.votewbdnetflix...
Vote FOR Netflix + WB
Learn more
Like
Comment
Share

2

Netflix @netflix Ad WBD Stockholders: The choice is simple. Don’t leave your investment to chance. Vote FOR Netflix + WB. WBD STOCKHOLDERS A clear path to close. Choose certainty. Vote for Netflix + WB. From www.votewbdnetflix.com Vote Netflix @netflix 3m Ad WBD Stockholders: The choice is simple. Don’t leave your investment to chance. Vote FOR Netflix + WB. WBD STOCKHOLDERS There’s only one deal. Certainty and superior value. Vote for Netflix + WB. From www.votewbdnetflix.com Vote Netflix @netflix. 3m WBD Stockholders: The choice is simple. Don’t leave your investment to chance. Vote FOR Netflix + WB. WBD STOCKHOLDERS Don’t leave it to chance. Protect your investment. Vote for Netflix + WB. From votewbdnetflix.com Vote

Netflix 11,688,466 followers Promoted WBD Stockholders: The choice is simple. Support the only deal with certainty and superior value. Vote FOR Netflix + WB. Netflix 11,688,470 followers Promoted WBD Stockholders: The choice is simple. Support the only deal with certainty and superior value. Vote FOR Netflix + WB. WBD STOCKHOLDERS A clear path to close. Choose certainty. WBD STOCKHOLDERS Don’t leave it to chance. Protect your investment. Vote for Netflix + WB. Vote for Netflix + WB. 0:04 / 0:07 Vote 0:07 / 0:07 Vote There’s only one deal. Vote for certainty. Learn more There’s only one deal. Vote for certainty. Like Comment Repost Like Comment Repost Learn more Netflix N 11,688,482 followers Promoted WBD Stockholders: The choice is simple. Support the only deal with certainty and superior value. Vote FOR Netflix + WB. WBD STOCKHOLDERS There’s only one deal. Certainty and superior value. Vote for Netflix + WB. Vote 0:04 / 0:07 There’s only one deal. Vote for certainty. Learn more Like Comment Repost

u/NetflixWBTogether Promoted WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. WBD STOCKHOLDERS A clear path to close. Choose certainty. u/NetflixWB Together - Promoted WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. WBD STOCKHOLDERS Don’t leave it to chance. Protect your investment. Vote for Netflix + WB. Vote for Netflix + WB. Vote Vote votewbdnetflix.com Learn More votewbdnetflix.com Learn More Vote Share Vote Share /NetflixWB Together – Promoted WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. WBD STOCKHOLDERS There’s only one deal. Certainty and superior value. Vote for Netflix + WB. N votewbdnetflix.com Vote 0 Share Vote Learn More

Netflix WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. Learn more 5 WBD STOCKHOLDERS There’s only one deal. Certainty and superior value. Vote for Netflix + WB. Advertisement | Remove ads. Vote Netflix WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. Learn more WBD STOCKHOLDERS Don’t leave it to chance. Protect your investment. Vote for Netflix + WB. Advertisement | Remove ads. Vote Ad Ad Netflix WBD Stockholders: There’s only one deal on the table. Protect your investment by choosing certainty and superior value. Vote FOR Netflix + WB. Learn more WED STOCKHOLDERS A clear path to close. Choose certainty. Vote for Netflix + WB. Advertisement | Remove ads. Vote Ad

Important Information and Where to Find It

In connection with the proposed transaction between Netflix and WBD, WBD filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The Proxy Statement was first mailed to WBD stockholders on or around February 17, 2026. Each of Netflix and WBD may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Netflix or WBD may file with the SEC or mail to WBD’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NETFLIX AND WBD ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING NETFLIX, WBD, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement as well as other filings containing information about Netflix and WBD, without charge, at the SEC’s website, https://www.sec.gov. The documents filed by Netflix with the SEC also may be obtained free of charge at Netflix’s website at https://ir.netflix.net/home/default.aspx. The documents filed by WBD with the SEC also may be obtained free of charge at WBD’s website at https://ir.wbd.com.

Participants in the Solicitation

Netflix, WBD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WBD in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of WBD and other persons who may be deemed to be participants in the solicitation of stockholders of WBD in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement, which has been filed by WBD with the SEC. Information about WBD’s directors and executive officers is set forth in WBD’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 23, 2025, WBD’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. Information about Netflix’s directors and executive officers is set forth in Netflix’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 17, 2025, and any subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction. Free copies of these documents may be obtained as described above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Netflix’s and WBD’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by Netflix and WBD, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, completing the separation of WBD’s Discovery Global business (“Discovery Global”) and Warner Bros. business, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of WBD’s and Netflix’s businesses and other conditions to the completion of the proposed transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Netflix and WBD; (iii) Netflix’s and WBD’s ability to implement their business strategies; (iv) consumer viewing trends; (v) potential litigation relating to the proposed transaction that could be instituted against Netflix, WBD or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Netflix’s or WBD’s business, including current plans and operations; (vii) the ability of Netflix or WBD to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Netflix’s common stock; (x) legislative, regulatory and economic developments affecting Netflix’s and WBD’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Netflix and WBD operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Netflix’s or WBD’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Netflix’s or WBD’s ability to pursue certain business opportunities or strategic transactions; (xv) failure to receive the approval of the stockholders of WBD; (xvi) the final allocation of indebtedness between WBD and Discovery Global in connection with the separation could cause a reduction to the consideration for the proposed transaction; (xvii) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections, and inherent uncertainties involved in the estimates and judgments used to estimate the differences between WBD’s Global Linear Networks segment results and the expected results of Discovery Global; and (xviii) volatility or a decline in the market price for Discovery Global common stock following the separation. Discussions of additional risks and uncertainties are contained in Netflix’s and WBD’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction. While the list of factors presented here and in the Proxy Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Netflix’s or WBD’s consolidated financial condition, results of operations or liquidity. Neither Netflix nor WBD assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.